Exhibit 99.2

MediSoft SA and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2013

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Report of Independent Audit Firm

To the Board of Directors and Stockholders
MediSoft SA and Subsidiaries
Sorinnes, Belgium

Independent auditor’s report

Report on the Financial Statements

We were engaged to audit the consolidated financial statements of MediSoft SA and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on conducting the audit in accordance with auditing standards generally accepted in the United States of America. Because of the matter described in the Basis for Disclaimer of Opinion paragraph, however, we were not able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion.

Basis for Disclaimer of Opinion

In the accompanying consolidated financial statements, inventories amount to $1,252,000 as of December 31, 2013. Since we were engaged subsequent to that date, we were unable to obtain sufficient audit evidence of the existence of the physical inventory as of December 31, 2013. Further, audit evidence supporting the valuation and cut-off of the inventory was not available. The Company’s records do not permit the application of other auditing procedures to inventory.

Disclaimer of Opinion

Because of the significance of the matter described in the Basis for Disclaimer of Opinion paragraph, we have not been able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion. Accordingly, we do not express an opinion on the consolidated financial statements referred to in the first paragraph.

BAKER TILLY BELGIUM BEDRIJFSREVISOREN BURG. CVBA

Melle Belgium,

October 14, 2014

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MediSoft SA and Subsidiaries

CONSOLIDATED BALANCE SHEET

As of December 31, 2013

(in thousands, except share amounts)

ASSETS
Current assets:
Cash	$414
Accounts receivable, net	1,410
Amounts due from shareholder	36
Inventories, net	1,252
Prepaid expenses	2
Other assets	184
Total current assets	3,298

Deposits	16
Property and equipment, net	1,759
Intangible assets, net	39
Goodwill	399
Total assets	$5,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,083
Accrued expenses	402
Employee compensation	417
Deferred income	109
Income taxes payable	11
Current portion of long-term debt	1,578
Other current liabilities	81
Total current liabilities	3,681

Deferred grants	213
Long-term debt	1,105
Deferred tax liability	163
Total liabilities	5,162

Commitments and contingencies (note 10)

Stockholders’ equity:
Common stock, no par value. Authorized 2,317 shares, issued and outstanding.	238
Additional paid in capital	1
Accumulated earnings	338
Accumulated other comprehensive loss	(191)
Total stockholders’ equity	386
Noncontrolling interest	(37)
Total equity	349
Total liabilities and equity	$5,511

The accompanying notes are an integral part of these consolidated financial statements.

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MediSoft SA and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the year ended December 31, 2013

(in thousands)

Net sales	$6,268
Cost of products sold	3,242
Gross profit	3,026

Selling and marketing expenses	1,588
General and administrative expenses	1,000
Research and development expenses	732
Amortization expense	9
Bad debts	3
Operating loss	(306)

Interest income	(19)
Interest expense	109
Grant income	(216)
Other income	(82)
Total other (income) expenses	(208)

Loss before income taxes	(98)

Income tax expense	5
Net loss	(103)

Less: Net loss attributable to the noncontrolling interest	16
Net loss attributable to the MediSoft SA shareholders	(87)

Other comprehensive loss, net of tax:
Foreign currency translation	(179)
Comprehensive loss	$(266)

The accompanying notes are an integral part of these consolidated financial statements.

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MediSoft SA and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the year ended December 31, 2013

(in thousands, except shares)	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Non- controlling Interest	Total Equity

Balance at January 1, 2013	2,317	$238	$1	$464	$(12)	$691	$(21)	$670

Net loss	—	—	—	(87)	—	(87)	(16)	(103)

Dividend	—	—	—	(39)	—	(39)	—	(39)

Foreign currency translation	—	—	—	—	(179)	(179)	—	(179)

Balance at December 31, 2013	2,317	$238	$1	$338	$(191)	$386	$(37)	$349

The accompanying notes are an integral part of these consolidated financial statements.

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MediSoft SA and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2013

(in thousands)

Cash flows from operating activities
Net loss	$(103)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	206
Deferred tax benefit	(25)
Decrease (increase) in assets:
(Increase)/decrease in accounts receivable, net	141
(Increase)/decrease in amounts due from shareholder	(11)
(Increase)/decrease in inventories, net	(117)
(Increase)/decrease in prepaid expenses	122
(Increase)/decrease in other assets	44
Increase (decrease) in liabilities:
Increase/(decrease) in accounts payable	288
Increase/(decrease) in accrued expenses	(3)
Increase/(decrease) in employee compensation	(64)
Increase/(decrease) in deferred income	88
Increase/(decrease) in income taxes payable	(8)
Increase/(decrease) in other liabilities	66
Net cash provided by operating activities	624

Cash flows from investing activities
Payments for acquisition of capital assets	(110)
Payments for intangible assets	(46)
Net cash used in investing activities	(156)

Cash flows from financing activities
Dividends paid	(39)
Repayment of debt	(392)
Proceeds from debt	181
Net cash used in financing activities	(250)
Effect of exchange rate changes on cash	15
Net increase in cash	233
Cash, beginning of year	181
Cash, ending of year	$414

Supplemental disclosure of noncash investing and financing activities:
Cash paid for income taxes	$34
Cash paid for interest expense	105
Changes to accrued liabilities related to fixed asset additions	55

The accompanying notes are an integral part of these consolidated financial statements.

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MediSoft SA and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2013

(1)	Summary of Significant Accounting Policies
(a)	Description of Business

MediSoft SA (“MediSoft”) and its subsidiaries (the “Group”) provide cardio-respiratory diagnostic equipment to health professionals worldwide.

(b)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

(c)	Principles of consolidation

The consolidated financial statements include the accounts of MediSoft and its majority owned subsidiaries. The country of incorporation and the ownership structure of each subsidiary are listed below:

Legal Entity	Country of incorporation	Ownership %
MediSoft France S.A.R.L.	France	90%
MediSoft Ram Italia SRL	Italy	80%
MediSoft Germany GmbH	Germany	96.25%

All intra-group transactions and balances have been eliminated upon consolidation.

Each entity included within the consolidated financial statements has been adjusted to ensure consistent accounting policies are applied across the Group, unless otherwise stated. The consolidated financial statements are presented in US dollars, which is the Group’s reporting currency. The functional currency of MediSoft and its subsidiaries is the Euro. Amounts are rounded to the nearest thousand, unless otherwise stated. The consolidated financial statements have been prepared under the historical cost convention.

(d)	Significant Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Significant estimates and assumptions by management affect the Group’s revenue recognition, valuation of accounts receivable and inventory, assumptions used to determine fair value of goodwill and intangible assets, deferred tax liabilities and accounting for contingencies.

Although the Group regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Group bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.

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(e)	Fair Value of Financial Instruments

Certain financial instruments are carried at cost on the consolidated balance sheets, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses.

(f)	Fair value of Non-Financial Instruments

The Group’s non-financial assets and liabilities, such as goodwill, intangible assets, and other long-lived assets resulting from business combinations are measured at fair value using income approach valuation methodologies at the date of acquisition and subsequently re-measured if there are indicators of impairment. There were no indicators of impairment identified during the year ended December 31, 2013. As of December 31, 2013, the Group did not have any other non-financial assets or liabilities that were carried at fair value on a recurring basis in the consolidated financial statements or for which a fair value measurement was required.

(g)	Revenue Recognition

The Group recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Revenue recognition requires judgment and estimates, which may affect the amount and timing of revenue recognized in any given period.

The Group recognizes revenue when the goods are delivered. When a customer pays in advance, the deferred revenue is subsequently recognized as revenue in later reporting periods in accordance with our revenue recognition policies.

(h)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated net of an allowance for uncollectible accounts, which are determined by establishing reserves for specific accounts and consideration of historical and estimated probable losses. Account balances are charged against the allowance when the Group determines it is probable that the receivable will not be recovered.

(i)	Inventory

Inventory consists of raw materials, work in progress, and finished goods. Inventory is stated at the lower of cost or market, using the first-in, first-out and weighted average cost methods. Inventories are recorded net of reserves for excess or obsolete inventory, which are based on the age of inventory and an estimate of the likelihood the cost of inventory will be recovered based on forecasted demand and probable selling price.

(j)	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets.

The major categories of assets are depreciated over the following estimated useful lives:

Buildings and building improvements	5 to 20 years
Furniture and fixtures	3 to 15 years
Office and computer equipment	3 to 10 years
Machinery and equipment	5 to 20 years
Vehicles	5 years

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(k)	Intangible Assets and Goodwill

Intangible assets subject to amortization

The intangible asset pertains to a license for MediSoft to use three apparatuses in hospitals, clinics, laboratories, polyclinics and in the practices of general or specialist physicians. Finite intangible assets are stated at cost less accumulated amortization. Amortization is computed on a straight-line method over the estimated useful life.

The major categories of assets are depreciated over the following estimated useful lives:

License fee	5 years
Computer software	3 years

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired in a business combination. Goodwill is not amortized but may be written down for subsequent impairment. Goodwill impairment is tested annually or when events occur or circumstances change that more likely than not would reduce the value of goodwill below its carrying value.

The goodwill impairment test involves two steps. The accounting guidance for goodwill allows companies the option to first assess qualitative factors to determine whether the existence of events or circumstances lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount before performing the two-step impairment test. The Company completed this analysis and determined that they would proceed with the first step for testing goodwill impairment in which the fair value of each reporting unit is compared with its carrying amount, including goodwill.

In the first step, the fair value of each reporting unit is compared with its carrying amount, including goodwill. The fair value of each reporting unit is determined based on expected discounted future cash flows and a market comparable method. If the carrying amount of a reporting unit exceeds its fair value, goodwill is considered impaired. If goodwill is considered impaired, an impairment loss equal to the excess of the carrying amount of goodwill over the implied fair value of the goodwill would be recorded. There was no goodwill impairment for the year ended December 31, 2013.

(l)	Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets.

(m)	Income Taxes

Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Group records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Group determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, no amount of the benefit attributable to the position is recognized. The tax benefit to be recognized of any tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. See note 9 for further discussion of income taxes.

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(n)	Foreign currency translation

Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment, where that local currency is the functional currency, are translated to U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income (loss). Income and expense accounts are translated at average exchange rates during the year. Remeasurement adjustments are recorded in other income, net. The effect of foreign currency exchange rates on cash was not material for the year presented.

(o)	Contingent Liabilities

The Group estimates the amount of potential exposure it may have with respect to claims, assessments and litigation in accordance with Topic 450, Contingencies. The Group is not party to any lawsuit or proceeding that, in management’s opinion, is likely to materially harm the Group’s business, results of operations, financial condition or cash flows, as described in note 12. It is not always possible to predict the outcome of litigation, as it is subject to many uncertainties. Additionally, it is not always possible for management to make a meaningful estimate of the potential loss or range of loss associated with such litigation.

(p)	Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of products sold. Billings for shipping and handling are reflected within net sales in the consolidated statement of operations.

(q)	Business and Credit Concentrations

The Group sells its services to a significant number of large and small commercial customers throughout the world. One major customer accounted for 14.25% of annual Group net sales in 2013 and 19% of its accounts receivable as of December 31, 2013. The Group performs continuing credit evaluations of its customers.

(r)	Evaluation of Subsequent Events

The Group has evaluated subsequent events through October 13, 2014, which is the date the consolidated financial statements were available to be issued.

(2)	Accounts receivable, net

Accounts receivables, net, as of December 31, 2013 consists of the following:

(in thousands)
Trade receivables	$1,581
Allowance for doubtful accounts	(171)
$1,410

The Group sells its French accounts receivable to a factoring company. The factoring company pays the Group for the receivables either upon collection, or for certain eligible customers, in advance of payment in the form of draw-downs on a line of credit set up for the Group’s benefit. Eligible receivables sold are covered by credit insurance and thus are non-recourse to the Group; the remainder not covered by credit insurance is sold with recourse.

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(3)	Inventory, net

Inventory, net, as of December 31, 2013 consists of the following:

(in thousands)
Raw materials	$155
Finished goods	1,097
$1,252
(4)	Other assets

Other assets, as of December 31, 2013 consists of the following:

(in thousands)
Accrued income	$99
VAT receivable	67
Other assets	18
$184
(5)	Property and equipment, net

Property and equipment, net, as of December 31, 2013 consists of the following:

(in thousands)
Land	$120
Buildings and building improvements	2,802
Furniture and fixtures	266
Office and computer equipment	669
Machinery and equipment	172
Vehicles	19
4,048
Accumulated depreciation	(2,289)
Property and equipment, net	$1,759

Depreciation for the year ended December 31, 2013 was $197,000. Approximately $109,000 of the depreciation pertains to assets used in production and are included in cost of products sold in the accompanying consolidated statement of comprehensive loss. Approximately $27,000 of the depreciation pertains to assets used in general and administration and are included general and administration expenses in the accompanying consolidated statement of comprehensive loss. Approximately $35,000 of the depreciation pertains to assets used in research and development, and are included in research and development expenses in the accompanying consolidated statement of comprehensive loss. Approximately $26,000 of the depreciation pertains to assets used in selling and marketing, and are included in selling and marketing expenses in the accompanying consolidated statement of comprehensive loss.

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(6)	Intangibles, net

Intangibles, net, as of December 31, 2013 consists of the following:

(in thousands)
Computer software costs	$131
License	48
Accumulated amortization	(140)
$39

The Group amortizes its intangible assets over the estimated useful lives of the respective assets. Amortization expense related to intangible assets was $9,000 for year ended December 31, 2013.

Estimated future amortization expense for intangible assets recorded by the Group as of December 31, 2013 is as follows:

Years ending December 31,	Amortization Expense
(in thousands)
2014	$10
2015	10
2016	10
2017	9
$39
(7)	Accrued expenses

The Group’s accrued expenses, as of December 31, 2013 consists of the following:

(in thousands)
Social obligations	$173
Settlement	160
Other	69
$402

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(8)	Long-term debt

The Group has loans outstanding principally to ING Bank, Namur Invest, and Sofinex. Namur Invest and Sofinex are public corporations that lend to small and medium sized businesses in the Namur province of Belgium. Terms and conditions of the Group’s outstanding loans, all of which are denominated in Euros, were as follows as of December 31, 2013:

(in thousands)
MediSoft SA had a line of credit, interest accruing at the one month Euribor rate (0.214% at December 31, 2013) plus 1.5%, with no set fixed monthly payments through July 2014. The line of credit had a maximum availability of 650,000 Euros that was fully drawn down as of December 31, 2013. The line fully matures on July 31, 2014.	$895

MediSoft SA has various notes payable to ING, interest accruing at fixed rates between 2.29% and 6.5%, with monthly principal payments, plus accrued interest through maturity dates ranging from December 2014 to August 2025.	924

MediSoft SA has various notes payable to Namur Invest, interest accruing at fixed rates between 3.5% and 6.55%, with monthly principal payments, plus accrued interest through maturity dates ranging from June 2014 to December 2017.	667

MediSoft SA has various notes payable to Sofinex, interest accruing at a fixed rate of 5.3%, with monthly principal payments, plus accrued interest, which matures in September 2017.	186

MediSoft SA has capital leases on vehicles, which are secured by the corresponding assets, interest accruing at the three month Euribor rate (0.284% at December 31, 2013) plus 3%, monthly payments, plus accrued interest, which matures in July 2014.	11
2,683

Less current portion of long-term debt	(1,578)
$1,105

The line of credit and notes payables were secured by substantially all of the Group’s land and building in Belgium.

On August 1, 2014, all of the loans were fully paid off following the acquisition of the Group by MGC Diagnostics Corporation.

MediSoft was in compliance with all financial covenants as of and for the year ended December 31, 2013.

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Principal maturities of long term-debt are as follows:

For the years ended December, 31
(in thousands)
2014	$1,578
2015	278
2016	248
2017	151
2018	61
Thereafter	367
$2,683
(9)	Income taxes

The components of pre-tax loss for the year ended December 31, 2013 are as follows:

(in thousands)
United States	$—
Foreign	(98)
$(98)

The provision for income taxes for the year ended December 31, 2013 consists of the following:

(in thousands)
Current
Federal	$—
State	—
Foreign	17
17
Deferred
Federal	—
State	—
Foreign	(12)
(12)
$5

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The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2013 are as follows:

(in thousands)
Net operating loss carryforwards	$521
Valuation allowance	(521)
Net deferred non-current tax assets	—

Deferred like-kind exchange capital gain	(25)
Depreciation	(138)
Total deferred non-current tax liability	(163)
Net deferred non-current tax liability	$(163)

The major reconciling items between the effective tax rate of the Group for the year ended December 31, 2013 and the domestic statutory income tax rate are adjustments for foreign income subject to lower tax rates, foreign exchange losses not subject to tax, and foreign income not subject to local taxes.

As of December 31, 2013, the Group had foreign net operating loss carryforwards of approximately $1,496,000. These foreign losses do not expire.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Group’s ability to recover its deferred tax assets within the jurisdiction from which they arise, the Group considers all available positive and negative evidence, including reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance of $521,000 as of December 31, 2013, has been provided for the foreign net operating losses where it has been determined that it is more likely than not, that the tax benefits will not be utilized.

The Group is subject to income taxes in many jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. In the ordinary course of business, there are many transactions and calculations in which the ultimate tax determination is uncertain. Although the Group believes the estimates for uncertain tax positions are reasonable and recorded in accordance with accounting standards, the final determination upon examination could be materially different than that which is reflected in historical income tax provisions and accruals. Additional taxes assessed as a result of an examination could have a material effect on the Group’s income tax provision and net income in the period or periods in which the determination is made. Interest and penalties related to uncertain positions would been classified as a component of income tax expense. No interest and penalties are recognized in the statement of comprehensive loss for the year ended December 31, 2013.

The Group is subject to taxation in various foreign jurisdictions. Certain tax years could be subject to audit if selected by tax authorities. The Group is currently subject to audit in certain foreign jurisdictions for calendar years 2011 through 2013.

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(10)	Commitments and Contingencies

The Group has certain operating leases for vehicles. The following reflects future minimum payments under operating leases that have initial or remaining non-cancelable lease terms as of December 31, 2013:

For the years ended December, 31	Operating Leases
(in thousands)
2014	$41
2015	36
2016	27
2017	14
Total minimum lease payments	$118

Total rent expense incurred under operating leases amounted to $146,000 for the year ended December 31, 2013.

The Group did not have any off-balance sheet commitments, guarantees, or standby repurchase obligations as of December 31, 2013.

As of December 31, 2013, there were no other contingent liabilities. The Group had no capital commitments as of December 31, 2013.

(11)	Equity

The Group has earnings which are restricted from distribution or are reserved due to regulatory requirements. The Group’s accumulated earnings as of December 31, 2013 are restricted as follows:

(in thousands)
Under Belgium law, when a company earns profits, 5% of the profits up to a certain threshold of the capital must be reserved (non-distributable).	$24

Beligium tax law allows for companies to defer the taxes on capital gains of assets if the gains are used to purchase an asset in a like kind exchange. The capital gains are taxable in the future upon distribution, and as such, the Group has reserved a portion of retained earnings pertaining to the profits concerning the amount pertaining to said capital gains. The corresponding deferred tax liability is reflected in Note 9.	54

Under Belgium law, there are instances when a portion of the profit is deemed to be non-taxable. However, when the profit is distributed, the amount distributed becomes taxable. As such, the Group has reserved the portion of retained earnings pertaining to the future taxable profits.	299

Unrestricted equity (deficit)	(39)
$338
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(12)	Legal Matters

From time to time, the Group is involved in litigation incidental to the conduct of its business. In the ordinary course of business, the Group is a party to inquiries, legal proceedings and claims including, from time to time, disagreements with vendors and customers. The Group is not a party to any lawsuit or proceeding that, in management’s opinion, is likely to materially affect the Group’s business, results of operations, financial condition or cash flows.

(13)	Subsequent Events

On August 1, 2014, the Group was acquired by MGC Diagnostics, a USA publicly listed entity. In addition, on the date of acquisition, all the outstanding long-term debt and outstanding amounts per the line of credit were paid off in full.

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